CONSENT



        We hereby consent to the use of our firm name in SFX Broadcasting Inc.'s Registration Statement on Form S-3 and in the Prospectus forming a part of such Registration Statement. In giving this consent, we do not concede that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.



                              /s/ Fisher Wayland Cooper Leader & Zaragoza L.L.P.
                                  FISHER WAYLAND COOPER LEADER & ZARAGOZA L.L.P.


Dated: June 21, 1996